UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:(508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steven J. Bensinger

On January 6, 2010, Steven J. Bensinger, 54, joined The Hanover Insurance Group, Inc. (the “Company”) as its Executive Vice President – Senior Finance Officer. It is expected that Mr. Bensinger will assume the position of Chief Financial Officer effective March 12, 2010. Upon assumption of the role of Chief Financial Officer, Mr. Bensinger will serve as the Company’s principal financial and accounting officer.

Mr. Bensinger began his career in 1976 with the accounting firm then known as Coopers & Lybrand, where he rose to partner in the firm’s financial services practice. From 1987 until 1992, Mr. Bensinger worked for Skandia America Corporation, initially serving as its Senior Vice President and Chief Financial Officer, and later as its President and Chief Operating Officer. From 1993 until 2002, Mr. Bensinger held senior leadership positions at Chartwell Re Corporation, Trenwick Group Ltd., and Combined Specialty Group, Inc. Mr. Bensinger joined American International Group, Inc. as its Vice President and Treasurer in 2002. From 2005 until 2008, Mr. Bensinger served as Executive Vice President and Chief Financial Officer of American International Group. During 2008, Mr. Bensinger also served as American International Group’s Vice Chairman-Financial Services and Chief Financial Officer.

The Company and Mr. Bensinger entered into an Offer Letter dated January 5, 2010, the material terms of which are as follows:

•	Mr. Bensinger’s initial base salary will be $540,000 per year.
•

Effective upon his date of hire, Mr. Bensinger was granted the following equity awards under the Company’s 2006 Long-Term Incentive Plan:

•     An option to purchase 40,000 shares of the Company’s Common Stock with an exercise price of $44.62 per share. The exercise price of such option equaled the closing price per share of the Company’s Common Stock as reported on the New York Stock Exchange on his date of hire. Such option has a ten year term and will (assuming Mr. Bensinger remains continuously employed by the Company through such dates) vest over a four year period: 50% on the third anniversary of his hire date and 50% on the fourth anniversary of his hire date.

•     5,500 restricted stock units. Such restricted stock units will vest (assuming Mr. Bensinger remains continuously employed by the Company through such dates), and convert into an equivalent number of shares of common stock, over a four year period: 50% on the third anniversary of his hire date and 50% on the fourth anniversary of his hire date.

•

Mr. Bensinger will be granted 5,500 performance-based restricted stock units pursuant to Company’s 2010 Long-Term Incentive Program (“2010 LTIP”) applicable to other executive officers of the Company. The terms and the grant date for 2010 LTIP awards, including Mr. Bensinger’s award, will be determined by the Compensation Committee during the first quarter of 2010.

•	Mr. Bensinger’s 2010 Short-Term Incentive Compensation Award will have a targeted value of 90% of his base salary.
•

Mr. Bensinger will participate in the Company’s Amended and Restated Employment Continuity Plan (previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 11, 2008) as an “Executive Tier Participant” with a 3X “Multiplier”.

•

Mr. Bensinger received a $200,000 sign-on bonus. In the event Mr. Bensinger voluntarily leaves the Company or is terminated for cause within 36 months of his date of hire, such sign-on bonus must be repaid to the Company.

•

Mr. Bensinger will be eligible to participate in the Company’s benefit programs, including, but not limited to, The Hanover Insurance Group Relocation Program, Group Medical, Dental, Life, Short and Long-Term Disability Insurance, The Hanover Insurance Group Retirement Savings Plan (Qualified 401(k) Plan and Nonqualified Retirement Savings Plan) and financial planning services.

The foregoing description of the terms of the Offer Letter does not purport to be complete and is qualified in its entirety by the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Retirement of Eugene M. Bullis

Separately, Eugene M. Bullis plans to retire from the Company on May 10, 2010 and formally resign from his position as Chief Financial Officer on March 12, 2010.

A copy of the press release announcing the Mr. Bensinger’s appointment and Mr. Bullis’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit 10.1	Offer Letter dated January 5, 2010 between Steven J. Bensinger and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated January 6, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.

(Registrant)

Date: January 8, 2010	By:	/s/ J. Kendall Huber
J. Kendall Huber
Senior Vice President, General
Counsel and Asst. Secretary

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Exhibit Index

Exhibit 10.1	Offer Letter dated January 5, 2010 between Steven J. Bensinger and The Hanover Insurance Group, Inc.

Exhibit 99.1	Press release dated January 6, 2010

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